EXHIBIT 10.15
THIRD AMENDMENT TO LEASE
     This THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into as of December 4, 2009 (the “Effective Date”) by and between JEPCO DEVELOPMENT COMPANY LLC, an Oregon limited liability company, as successor-in-interest to Jepco Development Company, a general partnership (“Lessor”), and LACROSSE FOOTWEAR, INC., a Wisconsin corporation (“Lessee”).
RECITALS
     A. Lessor and Lessee are parties to that certain Lease, dated as of March 14, 1994, as amended by a Lease Amendment and Option Exercise dated as of April 17, 1998, and a Second Amendment to Lease dated as of November 24, 2008 (the “Second Amendment”) (as amended, the “Lease”), pursuant to which Lessor leases to Lessee, and Lessee leases from Lessor, certain real property located at 12722 NE Airport Way in the City of Portland, Oregon and more particularly described in the Lease (the “Premises”).
     B. Pursuant to the Second Amendment, the Lease is currently set to expire on May 31, 2010.
     C. Lessor and Lessee now desire to extend the First Extended Term of the Lease to July 31, 2010 based on the terms and conditions set forth herein.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
1. Lease Amendments.
     a. Two-Month Extension of First Extended Term. Section 2(a) of the Lease is hereby amended to provide that the First Extended Term of the Lease shall be extended for two months to July 31, 2010, at which time the Lease shall terminate.
     b. Rent For Two-Month Extension Period. Lessee shall pay the same base monthly rent that it is currently paying to Lessor during the two month extension period (June 1, 2009 — July 31, 2009).
     c. Condition of Premises. Upon expiration or earlier termination of the First Extended Term, Lessee shall vacate the Premises and deliver possession thereof to Lessor in the condition required under the Lease including, without limitation, Section 21(c) of the Lease.
     d. Vacating Premises Prior to July 31, 2010. Lessee shall have no obligation to move out of the Premises prior to July 31, 2010, but if Lessee voluntarily elects to vacate the Premises before July 31, 2010, then Lessor shall have the right (upon receipt of notice from
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Lessee that it has fully vacated the Premises) to terminate the Lease at any time thereafter and take possession of the Premises, provided Lessor prorates the rent and refunds to Lessee any rent that Lessee has previously paid to Lessor for any period of time after the date of termination. In such event, Lessee shall have no obligation to pay rent to Lessor for any period of time after the date on which Lessor has terminated the Lease.
2. Capitalized Terms.
     All capitalized terms used in this Amendment, which are not defined herein, shall have the same meaning as in the Lease.
3. Miscellaneous.
     Except as set forth herein, the Lease remains in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereto.
     IN WITNESS WHEREOF, Lessor and Lessee have executed this Third Amendment to Lease as of the date first set forth above.

LESSEE	LESSOR

LACROSSE FOOTWEAR, INC.,	JEPCO DEVELOPMENT COMPANY LLC,
a Wisconsin corporation	an Oregon limited liability company

By: /s/ Joseph P. Schneider	By: /s/ John Herman
Name: Joseph P. Schneider	Name: John Herman
Its: President, CEO	Its: Partner
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